Exhibit 99.1

SIRIUS XM RADIO REPORTS SECOND QUARTER 2009 RESULTS

•	Adjusted Income from Operations of $132 Million – An Improvement of $193 Million Year Over Year
•	Pro Forma Total Revenue of $608 Million, Up 1%
•	EPS Excluding Charges ($0.01) vs. ($0.06) Year Over Year, In-line with Wall Street Estimates
•	Company Increases Full-year Guidance for Adjusted Income from Operations to Over $400 Million From Over $350 Million

NEW YORK – August 6, 2009 – SIRIUS XM Radio (NASDAQ: SIRI) today announced second quarter 2009 financial and operating results, including $132 million in adjusted income from operations, marking the company’s third consecutive quarter of positive adjusted income. The company also announced a 28% decrease in total cash operating expenses since the merger of SIRIUS and XM one year ago. SIRIUS XM also increased its full-year 2009 guidance for adjusted income from operations to over $400 million from over $350 million.

“Just one year ago, combined operations produced negative adjusted income from operations of $61 million,” said Mel Karmazin, SIRIUS XM’s CEO. “This year our revenue increase in the second quarter, paired with a $187 million expense reduction, drove an improvement of approximately $193 million in adjusted income from operations to $132 million in second quarter 2009. Based on these results we are increasing guidance again and expect to exceed over $400 million in adjusted income from operations during 2009. Growing our revenue in the face of broad declines in the advertising and automotive markets is a remarkable accomplishment, and we are well positioned for a rebound in auto sales.”

Second quarter 2009 pro forma total revenue was $608 million, up 1% from second quarter 2008 pro forma total revenue of $601 million. Second quarter 2009 subscription revenue was $577 million, up 3% from the second quarter 2008 subscription revenue of $558 million. Subscriber acquisition cost (SAC) per gross subscriber addition was $57 in the second quarter 2009, an improvement of 20% over the $71 in pro forma SAC per gross subscriber addition in the second quarter 2008.

SIRIUS XM ended the second quarter 2009 with 18,413,435 total subscribers, a decrease of 1% from the second quarter 2008 pro forma total subscribers of 18,576,830 and a decrease of 185,999 from the first quarter 2009 subscribers of 18,599,434. Self-pay subscribers were 15,421,414 in second quarter 2009, virtually unchanged from first quarter 2009 self-pay subscribers of 15,436,410 and up 592,264, or 4%, from the 14,829,150 self-pay subscribers in the second quarter 2008. Promotional subscribers were 2,992,021 in second quarter 2009.

Monthly average revenue per subscriber (ARPU) was $10.66 in the second quarter 2009, up from $10.55 in the second quarter 2008. The pro forma self-pay monthly customer churn rate was 2.0% in the second quarter 2009 down from 2.2% in the first quarter 2009, and up from 1.7% in second quarter 2008 pro forma self-pay churn.

In the second quarter 2009, SIRIUS XM achieved positive pro forma adjusted income from operations of $132 million as compared to a pro forma loss from operations of ($61) million in the second quarter 2008. The second quarter 2009 US GAAP net loss was ($157) million, or ($0.04) per share, and includes $108 million, or ($0.03) per share, in net charges for the loss on the extinguishment of debt and credit facilities and a $24 million write-off, or ($.007) per share, of prepayments for future launch services attributable to the counterparty’s bankruptcy filing. Absent these charges, the US GAAP net loss per share of ($0.01) was in line with Wall Street estimates. In the second quarter 2008 the US GAAP net loss was ($84) million, or ($0.06) per share. Second quarter 2009 free cash flow was $13 million compared to ($169) million of free cash flow in the second quarter 2008.

2009 OUTLOOK

SIRIUS XM now expects to achieve over $400 million in 2009 adjusted income from operations. This is an increase from the company’s previous guidance of over $350 million in 2009 adjusted income from operations provided on May 7, 2009.

BALANCE SHEET IMPROVEMENTS

During the second quarter the company made improvements to its balance sheet including refinancing some of its debt at lower rates, extending maturities, and improving amortization schedules and covenants.

“These transactions have significantly improved the credit profile of the company, and we intend to be opportunistic in pursuing additional balance sheet improvements,” said David Frear, SIRIUS XM’s EVP and CFO.

Based upon the company’s current plans, it has sufficient cash, cash equivalents, available borrowings under credit facilities and marketable securities to cover the company’s estimated funding needs through cash flow breakeven, the point at which revenues are sufficient to fund expected operating expenses, capital expenditures, working capital requirements, interest payments and taxes. The company’s projections are based on assumptions, which it believes are reasonable but contain uncertainties.

PRO FORMA RESULTS OF OPERATIONS

The discussion of operating results below is based upon pro forma comparisons as if the merger of SIRIUS and XM occurred on January 1, 2008 and excludes the effects of stock-based compensation and purchase accounting adjustments.

SECOND QUARTER 2009 VERSUS SECOND QUARTER 2008

For the second quarter of 2009, SIRIUS XM recognized total pro forma revenue of $608 million compared to $601 million for the second quarter 2008. This 1%, or $7 million, increase in revenue was driven by a 1% growth in weighted average subscribers from the second quarter 2008 as well as an increase in ARPU.

Total ARPU for the three months ended June 30, 2009 was $10.66, compared to $10.55 for the three months ended June 30, 2008. The increase was driven mainly by the sale of “Best of” programming, increased rates on the company’s multi-subscription packages and revenues earned on the company’s internet packages, partially offset by a decline in net advertising revenue per average subscriber.

In the second quarter 2009, the company achieved positive pro forma adjusted income from operations of $132 million, compared to an adjusted loss from operations of ($61) million for the second quarter of 2008 (refer to the reconciliation table of net loss to adjusted income (loss) from operations). The improvement was driven by the increase in total revenue of $7 million and a $187 million decrease, or 28%, in expenses included in adjusted income (loss) from operations.

Satellite and transmission costs decreased 27%, or $7 million, in the three months ended June 30, 2009 compared to the same period in 2008 due to reductions in maintenance costs, repeater lease expense, and personnel costs.

Programming and content costs decreased 14%, or $14 million, in the three months ended June 30, 2009 compared to the same period in 2008, mainly due to reductions in personnel and on-air talent costs as well as savings on certain content agreements.

Revenue share and royalties decreased by 5%, or $6 million, compared to the same period in 2008.

Customer service and billing costs remained relatively flat for the three months ended June 30, 2009 compared to the same period in 2008.

Cost of equipment decreased by 49%, or $8 million, in the three months ended June 30, 2009 compared to the same period in 2008 as a result of a decrease in the company’s direct to customer sales and lower inventory write-downs.

Sales and marketing costs decreased 53%, or $55 million, and have decreased as a percentage of revenue to 8% from 17% in the three months ended June 30, 2009 compared to the same period in 2008. The decrease in Sales and marketing costs was due to reduced advertising and cooperative marketing spend, as well as, reductions to personnel costs and third party distribution support expenses.

Subscriber acquisition costs decreased 46%, or $70 million, and decreased as a percentage of revenue to 13% from 25% in the three months ended June 30, 2009 compared to the same period in 2008. SAC per gross addition declined by 20% to $57 from $71 in the year ago period. This improvement was driven by fewer OEM installations relative to gross subscriber additions, decreased production of certain radios, lower OEM subsidies and lower aftermarket inventory reserves as compared to the three months ended June 30, 2008. Subscriber acquisition costs also decreased as a result of the 35% decline in gross additions during the three months ended June 30, 2009 compared to the three months ended June 30, 2008.

General and administrative costs decreased 33%, or $22 million, mainly due to the absence of certain legal and regulatory charges incurred in 2008 and lower personnel costs.

Engineering, design and development costs decreased 35%, or $6 million, in the three months ended June 30, 2009 compared to the same period in 2008, due to lower costs associated with the manufacturing of radios, OEM tooling and manufacturing, and personnel.

Restructuring, impairments and related costs increased $27 million mainly due to a loss of $24 million on capitalized installment payments for the launch of a satellite, which are expected to provide no future benefits due to the counterparty’s bankruptcy filing.

Other expenses increased 285%, or $147 million, in the three months ended June 30, 2009 compared to the same period in 2008 driven mainly by the loss on extinguishment of debt and credit facilities of $108 million, and an increase in interest expense of $53 million, offset by an increase of $13 million in gain on investments. The loss on the extinguishment of debt and credit facilities was incurred on the full repayment of XM’s Amended and Restated Credit Agreement and its Second-Lien Credit Agreement. Interest expense increased due primarily to the issuance of XM’s 13% Senior Notes due 2013 and the 7% Exchangeable Senior Subordinated Notes due 2014 in the third quarter of 2008.

SIX MONTHS ENDED JUNE 30, 2009 VERSUS SIX MONTHS ENDED JUNE 30, 2008

For the six months ended June 30, 2009, SIRIUS XM recognized total pro forma revenue of $1,213 million compared with $1,180 million for the six months ended June 30, 2008. This 3%, or $33 million, increase in revenue was primarily driven by an increase in subscriber revenue resulting primarily from a 4% growth in weighted average subscribers over the period as well as revenues from the sale of “Best of” programming, increased rates on the company’s multi-subscription packages and revenues earned on the company’s internet packages.

Total ARPU for the six months ended June 30, 2009 was $10.57, compared to $10.54 for the six months ended June 30, 2008. The increase was driven mainly by the sale of “Best of” programming, increased rates on the company’s multi-subscription packages and revenues earned on its internet packages, partially offset by a decline in net advertising revenue per average subscriber.

The company’s pro forma adjusted income from operations increased $372 million to $241 million for the six months ended June 30, 2009 from a loss of ($131) million for the six months ended June 30, 2008 (refer to the reconciliation table of net loss to adjusted income (loss) from operations). This increase was driven by a 3%, or $33 million, increase in revenue and a 26%, or $339 million, decrease in expenses included in adjusted income (loss) from operations.

Satellite and transmission costs decreased 25%, or $13 million, in the six months ended June 30, 2009 compared to the same period in 2008 due to reductions in maintenance costs, repeater lease expense, and personnel costs.

Programming and content costs decreased 12%, or $25 million, in the six months ended June 30, 2009 compared to the same period in 2008, due mainly to reductions in personnel and on-air talent costs as well as savings on certain content agreements.

Revenue share and royalties increased by 2%, or $4 million, while declining slightly as a percentage of revenue in the six months ended June 30, 2009 compared to the same period in 2008.

Customer service and billing costs remained relatively flat for the six months ended June 30, 2009 compared to the same period in 2008 due to scale efficiencies over a larger daily weighted average subscriber base.

Cost of equipment decreased by 50%, or $16 million, in the six months ended June 30, 2009 compared to the same period in 2008 as a result of a decrease in the company’s direct to customer sales and lower inventory write-downs.

Sales and marketing costs decreased 46%, or $83 million, and decreased as a percentage of revenue to 8% from 15% in the six months ended June 30, 2009 compared to the same period in 2008 due to reduced advertising and cooperative marketing spend as well as reductions to personnel costs and third party distribution support expenses.

Subscriber acquisition costs decreased 47%, or $147 million, and decreased as a percentage of revenue to 14% from 26% in the six months ended June 30, 2009 compared to the same period in 2008. This decrease was driven by a 23% improvement in SAC, as adjusted, per gross addition due to fewer OEM installations relative to gross subscriber additions, decreased production of certain radios, lower OEM subsidies and lower aftermarket inventory reserves in the six months ended June 30, 2009 as compared to the six months ended June 30, 2008. Subscriber acquisition costs also decreased as a result of the 35% decline in gross additions during the six months ended June 30, 2009.

General and administrative costs decreased 32%, or $45 million, mainly due to the absence of certain legal and regulatory charges incurred in 2008 and lower personnel costs.

Engineering, design and development costs decreased 42%, or $13 million, in the six months ended June 30, 2009 compared to the same period in 2008, due to lower costs associated with the manufacturing of radios, OEM tooling and manufacturing, and personnel.

Restructuring, impairments and related costs increased $28 million mainly due to a loss of $24 million on capitalized installment payments, which are expected to provide no future benefits due to the counterparty’s bankruptcy filing, for the launch of a satellite.

Other expenses increased 190%, or $194 million, in the six months ended June 30, 2009 compared to the same period in 2008 driven mainly by the loss on extinguishment of debt and credit facilities of $126 million, and an increase in interest expense of $79 million, offset by an increase of $9 million in gain on investments. The loss on the extinguishment of debt and credit facilities was incurred on the full repayment of XM’s Amended and Restated Credit Agreement and its Second-Lien Credit Agreement. Interest expense increased due primarily to the issuance of XM’s 13% Senior Notes due 2013 and the 7% Exchangeable Senior Subordinated Notes due 2014 in the third quarter of 2008.

	Unaudited

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

	(Actual)	(Pro Forma)	(Actual)	(Pro Forma)
Beginning subscribers	18,599,434	17,974,531	19,003,856	17,348,622
Gross subscriber additions	1,380,125	2,111,655	2,719,086	4,153,311
Deactivated subscribers	(1,566,124)	(1,509,356)	(3,309,507)	(2,925,103)

Net additions	(185,999)	602,299	(590,421)	1,228,208

Ending subscribers	18,413,435	18,576,830	18,413,435	18,576,830

Retail	8,235,761	9,185,837	8,235,761	9,185,837
OEM	10,081,514	9,285,488	10,081,514	9,285,488
Rental	96,160	105,505	96,160	105,505

Ending subscribers	18,413,435	18,576,830	18,413,435	18,576,830

Retail	(301,295)	(4,090)	(669,326)	(52,878)
OEM	123,165	593,169	85,561	1,252,220
Rental	(7,869)	13,220	(6,656)	28,866

Net additions	(185,999)	602,299	(590,421)	1,228,208

Self-pay	15,421,414	14,829,150	15,421,414	14,829,150
Paid promotional	2,992,021	3,747,680	2,992,021	3,747,680

Ending subscribers	18,413,435	18,576,830	18,413,435	18,576,830

Self-pay	(14,996)	515,744	(128,243)	955,804
Paid promotional	(171,003)	86,555	(462,178)	272,404

Net additions	(185,999)	602,299	(590,421)	1,228,208

Daily weighted average number of subscribers	18,438,473	18,240,018	18,575,219	17,931,515

	Unaudited Pro Forma

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Average self-pay monthly churn (1)(7)	2.0%	1.7%	2.1%	1.8%
Conversion rate (2)(7)	44.4%	50.6%	44.7%	50.8%
ARPU (3)(7)	$10.66	$10.55	$10.57	$10.54
SAC, as adjusted, per gross subscriber addition (4)(7)	$57	$71	$59	$77
Customer service and billing expenses, as adjusted, per average subscriber (5)(7)	$1.05	$1.06	$1.06	$1.10
Total revenue	$607,836	$601,052	$1,213,317	$1,179,857
Free cash flow (6)(7)	$12,694	$(168,955)	$9,048	$(480,054)
Adjusted income (loss) from operations (8)	$132,219	$(61,118)	$241,055	$(131,273)
Net loss	$(171,280)	$(203,471)	$(234,155)	$(436,858)

	Unaudited Pro Forma

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands)	2009	2008	2009	2008

Revenue:
Subscriber revenue, including effects of rebates	$576,958	$558,290	$1,153,034	$1,097,345
Advertising revenue, net of agency fees	12,564	18,764	24,869	36,290
Equipment revenue	10,928	15,447	20,837	25,831
Other revenue	7,386	8,551	14,577	20,391

Total revenue	607,836	601,052	1,213,317	1,179,857

Operating expenses:
Satellite and transmission	18,659	25,467	38,401	51,202
Programming and content	87,707	101,871	184,386	209,793
Revenue share and royalties	117,671	123,309	238,932	234,451
Customer service and billing	58,054	58,236	117,723	118,302
Cost of equipment	8,051	15,702	16,044	31,840
Sales and marketing	48,610	103,326	99,212	182,403
Subscriber acquisition costs	80,988	150,585	164,698	311,919
General and administrative	45,754	67,980	94,331	139,460
Engineering, design and development	10,123	15,694	18,535	31,760
Depreciation and amortization	46,118	59,551	97,599	131,940
Share-based payment expense	31,003	30,098	52,501	69,864
Restructuring, impairments and related costs	27,000	—	27,614	—

Total operating expenses	579,738	751,819	1,149,976	1,512,934

Income (loss) from operations	28,098	(150,767)	63,341	(333,077)
Other expense	(198,263)	(51,488)	(295,267)	(101,691)

Loss before income taxes	(170,165)	(202,255)	(231,926)	(434,768)
Income tax expense	(1,115)	(1,216)	(2,229)	(2,090)

Net loss	$(171,280)	$(203,471)	$(234,155)	$(436,858)

	Actual

	For the Three Months Ended June 30,		For the Six Months Ended June 30,

(in thousands, except per share data)	2009	2008	2009	2008

Revenue:
Subscriber revenue, including effects of rebates	$561,763	$266,518	$1,121,151	$522,158
Advertising revenue, net of agency fees	12,564	8,332	24,869	16,740
Equipment revenue	10,928	7,956	20,837	14,019
Other revenue	5,574	211	10,951	450

Total revenue	590,829	283,017	1,177,808	553,367
Operating expenses (depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	19,615	7,451	39,894	15,275
Programming and content	72,102	55,247	152,511	116,939
Revenue share and royalties	95,831	49,723	196,297	92,043
Customer service and billing	58,833	22,865	119,041	49,786
Cost of equipment	8,051	6,647	16,044	14,234
Sales and marketing	48,693	49,133	100,116	87,598
Subscriber acquisition costs	67,651	81,392	140,719	171,216
General and administrative	66,716	42,467	126,031	91,246
Engineering, design and development	11,944	9,028	21,723	17,684
Depreciation and amortization	77,158	27,113	159,524	54,019
Restructuring, impairments and related costs	27,000	—	27,614	—

Total operating expenses	553,594	351,066	1,099,514	710,040

Income (loss) from operations	37,235	(68,049)	78,294	(156,673)
Other income (expense):
Interest and investment income	901	1,425	1,641	4,227
Interest expense, net of amounts capitalized	(95,794)	(16,745)	(161,535)	(34,421)
Loss on extinguishment of debt and credit facilities, net	(107,756)	—	(125,713)	—
Gain on investments	8,422	—	516	—
Other income (expense)	749	13	1,259	(64)

Total other expense	(193,478)	(15,307)	(283,832)	(30,258)

Loss before income taxes	(156,243)	(83,356)	(205,538)	(186,931)
Income tax expense	(1,115)	(543)	(2,229)	(1,086)

Net loss	(157,358)	(83,899)	(207,767)	(188,017)
Preferred stock beneficial conversion feature	—	—	(186,188)	—

Net loss attributable to common stockholders	$(157,358)	$(83,899)	$(393,955)	$(188,017)

Net loss per common share (basic and diluted)	$(0.04)	$(0.06)	$(0.11)	$(0.13)

Weighted average common shares outstanding (basic and diluted)	3,586,742	1,499,723	3,555,489	1,487,610

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$1,177	$759	$1,934	$1,555
Programming and content	1,891	1,160	4,381	3,949
Customer service and billing	779	265	1,318	541
Sales and marketing	3,072	2,464	7,358	7,704
Subscriber acquisition costs	—	—	—	14
General and administrative	20,961	11,457	31,699	23,455
Engineering, design and development	1,821	1,046	3,188	2,195

Total share-based payment expense	$29,701	$17,151	$49,878	$39,413

	June 30, 2009	December 31, 2008

(in thousands, except share and per share data)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$541,688	$380,446
Accounts receivable, net of allowance for doubtful accounts of $10,313 and $10,860, respectively	77,263	102,024
Receivables from distributors	33,673	45,950
Inventory, net	27,886	24,462
Prepaid expenses	120,273	67,203
Related party current assets	108,527	114,177
Other current assets	57,613	58,744

Total current assets	966,923	793,006
Property and equipment, net	1,690,864	1,703,476
FCC licenses	2,083,654	2,083,654
Restricted investments	3,400	141,250
Deferred financing fees, net	63,279	40,156
Intangible assets, net	647,936	688,671
Goodwill	1,834,856	1,834,856
Related party long-term assets	118,628	124,607
Other long-term assets	97,792	81,019

Total assets	$7,507,332	$7,490,695

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$512,581	$642,820
Accrued interest	73,134	76,463
Current portion of deferred revenue	995,696	985,180
Current portion of deferred credit on executory contracts	244,116	234,774
Current maturities of long-term debt	286,045	399,726
Current maturities of long-term related party debt	787	—
Related party current liabilities	59,101	68,373

Total current liabilities	2,171,460	2,407,336
Deferred revenue	284,798	247,889
Deferred credit on executory contracts	918,678	1,037,190
Long-term debt	2,807,271	2,851,740
Long-term related party debt	222,096	—
Deferred tax liability	900,273	894,453
Related party long-term liabilities	21,123	—
Other long-term liabilities	37,929	43,550

Total liabilities	7,363,628	7,482,158

Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $0.001; 50,000,000 authorized at June 30, 2009 and December 31, 2008:
Series A convertible preferred stock (liquidation preference of $51,370 at June 30, 2009 and December 31, 2008); 24,808,959 shares issued and outstanding at June 30, 2009 and December 31, 2008	25	25
Convertible perpetual preferred stock, series B (liquidation preference of $13 and $0 at June 30, 2009 and December 31, 2008, respectively); 12,500,000 and zero shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	13	—
Convertible preferred stock, series C junior; no shares issued and outstanding at June 30, 2009 and December 31, 2008	—	—
Common stock, par value $0.001; 9,000,000,000 and 8,000,000,000 shares authorized at June 30, 2009 and December 31, 2008, respectively; 3,883,905,655 and 3,651,765,837 shares issued and outstanding at June 30, 2009 and December 31, 2008, respectively	3,884	3,652
Accumulated other comprehensive loss, net of tax	(6,986)	(7,871)
Additional paid-in capital	10,252,983	9,724,991
Accumulated deficit	(10,106,215)	(9,712,260)

Total stockholders’ equity	143,704	8,537

Total liabilities and stockholders’ equity	$7,507,332	$7,490,695

	For the Six Months Ended June 30,

(in thousands)	2009	2008

Cash flows from operating activities:
Net loss	$(207,767)	$(188,017)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	159,524	54,019
Non-cash interest expense, net of amortization of premium	26,799	1,971
Provision for doubtful accounts	16,278	5,048
Loss on extinguishment of debt and credit facilities, net	125,713	—
Write-down of long-lived assets	27,614	—
Amortization of deferred income related to equity method investment	(1,388)	—
Loss on investments	6,353	—
Share-based payment expense	49,878	39,413
Deferred income taxes	2,229	1,086
Other non-cash purchase price adjustments	(85,223)	—
Changes in operating assets and liabilities:
Accounts receivable	8,483	11,834
Inventory	(3,424)	5,921
Receivables from distributors	12,277	(11,102)
Related party assets	11,629	—
Prepaid expenses and other current assets	24,052	14,594
Other long-term assets	34,476	5,399
Accounts payable and accrued expenses	(106,041)	(97,463)
Accrued interest	997	53
Deferred revenue	24,713	26,875
Related party liabilities	11,851	—
Other long-term liabilities	(2,164)	(712)

Net cash provided by (used in) operating activities	136,859	(131,081)

Cash flows from investing activities:
Additions to property and equipment	(127,811)	(73,698)
Purchases of restricted and other investments	—	(3,000)
Merger-related costs	—	(14,843)
Sale of restricted and other investments	—	5,004

Net cash used in investing activities	(127,811)	(86,537)

Cash flows from financing activities:
Proceeds from exercise of warrants and stock options	—	181
Preferred stock issuance costs, net	(3,712)	—
Long-term borrowings, net	384,876	—
Related party long-term borrowings, net	316,340	—
Payment of premiums on redemption of debt	(16,572)	—
Repayment of long-term borrowings	(427,871)	(1,250)
Repayment of related party long-term borrowings	(100,867)	—

Net cash provided by (used in) financing activities	152,194	(1,069)

Net increase (decrease) in cash and cash equivalents	161,242	(218,687)
Cash and cash equivalents at beginning of period	380,446	438,820

Cash and cash equivalents at end of period	$541,688	$220,133

FOOTNOTES TO PRESS RELEASE AND TABLES FOR NON-GAAP FINANCIAL MEASURES

(1)	Average self-pay monthly churn represents the monthly average of self-pay deactivations by the quarter divided by the average self-pay subscriber balance for the quarter.

(2)

We measure the percentage of subscribers that receive our service and convert to self-paying after the initial promotion period. We refer to this as the “conversion rate.” At the time of sale, vehicle owners generally receive between three and twelve month prepaid trial subscriptions and we receive a subscription fee from the OEM. Promotional periods generally include the period of trial service plus 30 days to handle the receipt and processing of payments. We measure conversion rate three months after the period in which the trial service ends. Based on our experience it may take up to 90 days after the trial service ends for subscribers to respond to our marketing communications and become self-paying subscribers.

(3)

ARPU is derived from total earned subscriber revenue and net advertising revenue, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. ARPU is calculated as follows (in thousands, except for per subscriber amounts):

	Unaudited Pro Forma

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Subscriber revenue	$576,958	$558,290	$1,153,034	$1,097,345
Net advertising revenue	12,564	18,764	24,869	36,290

Total subscriber and net advertising revenue	$589,522	$577,054	$1,177,903	$1,133,635

Daily weighted average number of subscribers	18,438,473	18,240,018	18,575,219	17,931,515
ARPU	$10.66	$10.55	$10.57	$10.54

(4)

SAC, as adjusted, per gross subscriber addition is derived from subscriber acquisition costs and margins from the direct sale of radios and accessories, excluding share-based payment expense divided by the number of gross subscriber additions for the period. SAC, as adjusted, per gross subscriber addition is calculated as follows (in thousands, except for per subscriber amounts):

	Unaudited Pro Forma

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Subscriber acquisition cost	$80,988	$150,585	$164,698	$311,933
Less: share-based payment expense granted to third parties and employees	—	—	—	(14)
Less/Add: margin from direct sales of radios and accessories	(2,877)	255	(4,793)	6,009

SAC, as adjusted	$78,111	$150,840	$159,905	$317,928

Gross subscriber additions	1,380,125	2,111,655	2,719,086	4,153,311
SAC, as adjusted, per gross subscriber addition	$57	$71	$59	$77

(5)

Customer service and billing expenses, as adjusted, per average subscriber is derived from total customer service and billing expenses, excluding share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Customer service and billing expenses, as adjusted, per average subscriber is calculated as follows (in thousands, except for per subscriber amounts):

	Unaudited Pro Forma

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Customer service and billing expenses	$58,959	$59,253	$119,284	$120,484
Less: share-based payment expense	(905)	(1,017)	(1,561)	(2,182)

Customer service and billing expenses, as adjusted	$58,054	$58,236	$117,723	$118,302

Daily weighted average number of subscribers	18,438,473	18,240,018	18,575,219	17,931,515
Customer service and billing expenses, as adjusted, per average subscriber	$1.05	$1.06	$1.06	$1.10

(6) Free cash flow is calculated as follows:

	Unaudited Pro Forma

	Three Months Ended June 30,		Six Months Ended June 30,

	2009	2008	2009	2008

Net cash provided by (used in) operating activities	$69,988	$(119,107)	$136,859	$(366,095)
Additions to property and equipment	(56,671)	(45,052)	(127,811)	(101,145)
Merger related costs	(623)	(4,825)	—	(14,843)
Restricted and other investment activity	—	29	—	2,029

Free cash flow	$12,694	$(168,955)	$9,048	$(480,054)

(7)

Average self-pay monthly churn; conversion rate; ARPU; SAC, as adjusted, per gross subscriber addition; customer service and billing expenses, as adjusted, per average subscriber; and free cash flow are not measures of financial performance under U.S. generally accepted accounting principles (“GAAP”). We believe these non-GAAP financial measures provide meaningful supplemental information regarding our operating performance and are used by us for budgetary and planning purposes; when publicly providing our business outlook; as a means to evaluate period-to-period comparisons; and to compare our performance to that of our competitors. We also believe that investors also use our current and projected metrics to monitor the performance of our business and to make investment decisions.

We believe the exclusion of share-based payment expense in our calculations of SAC, as adjusted, per gross subscriber addition and customer service and billing expenses, as adjusted, per average subscriber is useful given the significant variation in expense that can result from changes in the fair market value of our common stock, the effect of which is unrelated to the operational conditions that give rise to variations in the components of our subscriber acquisition costs and customer service and billing expenses. Specifically, the exclusion of share-based payment expense in our calculation of SAC, as adjusted, per gross subscriber addition is critical in being able to understand the economic impact of the direct costs incurred to acquire a subscriber and the effect over time as economies of scale are reached.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. These non-GAAP financial measures may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(8)

We refer to net loss before interest and investment income, interest expense net of amounts capitalized, income tax expense, loss from redemption of debt, loss on investments, other expense (income), restructuring, impairments and related costs, depreciation and amortization, and share related payment expense as adjusted income (loss) from operations. Adjusted income (loss) from operations is not a measure of financial performance under U.S. GAAP. We believe adjusted income (loss) from operations is a useful measure of our operating performance. We use adjusted income (loss) from operations for budgetary and planning purposes; to assess the relative profitability and on-going performance of our consolidated operations; to compare our performance from period–to-period; and to compare our performance to that of our competitors. We also believe adjusted income (loss) from operations is useful to investors to compare our operating performance to the performance of other communications, entertainment and media companies. We believe that investors use current and projected adjusted income (loss) from operations to estimate our current or prospective enterprise value and to make investment decisions.

Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for interest and depreciation expense. We believe adjusted income (loss) from operations provides useful information about the operating performance of our business apart from the costs associated with our capital structure and physical plant. The exclusion of interest and depreciation and amortization expense is useful given fluctuations in interest rates and significant variation in depreciation and amortization expense that can result from the amount and timing of capital expenditures and potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We believe the exclusion of taxes is appropriate for comparability purposes as the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the various jurisdictions in which they operate. We believe the exclusion of restructuring and related costs is useful given the non-recurring nature of these expenses. We also believe the exclusion of share-based payment expense is useful given the significant variation in expense that can result from changes in the fair market value of our common stock. To compensate for the exclusion of taxes, other income (expense), depreciation and amortization and share-based payment expense, we separately measure and budget for these items.

There are material limitations associated with the use of adjusted income (loss) from operations in evaluating our company compared with net loss, which reflects overall financial performance, including the effects of taxes, other income (expense), depreciation and amortization, restructuring impairments and related costs, and share-based payment expense. We use adjusted income (loss) from operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net loss as disclosed in our unaudited condensed consolidated statements of operations. Since adjusted income (loss) from operations is a non-GAAP financial measure, our calculation of adjusted income (loss) from operations may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

The reconciliation of the pro forma unadjusted net loss to the pro forma adjusted income (loss) from operations is calculated as follows (see footnotes for reconciliation of the pro forma amounts to their respective GAAP amounts):

	Unaudited Pro Forma

	Three Months Ended June 30,		Six Months Ended June 30,

(in thousands)	2009	2008	2009	2008

Reconciliation of Net loss to Adjusted income (loss) from operations:
Net loss	$(171,280)	$(203,471)	$(234,155)	$(436,858)
Add back Net loss items excluded from Adjusted income (loss) from operations:
Interest and investment income	(901)	(2,168)	(1,641)	(6,646)
Interest expense, net of amounts capitalized	100,579	47,225	172,970	94,228
Income tax expense	1,115	1,216	2,229	2,090
Loss on extinguishment of debt and credit facilities, net	107,756	—	125,713	—
(Gain) loss on investments	(8,422)	4,373	(516)	8,550
Other expense (income)	(749)	2,058	(1,259)	5,559

Income (loss) from operations	28,098	(150,767)	63,341	(333,077)
Restructuring, impairments and related costs	27,000	—	27,614	—
Depreciation and amortization	46,118	59,551	97,599	131,940
Share-based payment expense	31,003	30,098	52,501	69,864

Adjusted income (loss) from operations	$132,219	$(61,118)	$241,055	$(131,273)

There are material limitations associated with the use of a pro forma unadjusted results of operations in evaluating our company compared with our GAAP results of operations, which reflects overall financial performance. We use pro forma unadjusted results of operations to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to results of operations as disclosed in our unaudited condensed consolidated statements of operations. Since pro forma unadjusted results of operations is a non-GAAP financial measure, our calculations may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP.

(9)	The following tables reconcile our GAAP results of operations to our non-GAAP pro forma unadjusted results of operations.

	Unaudited For the Three Months Ended June 30, 2009

	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$561,763	$15,195	$—	$576,958
Advertising revenue, net of agency fees	12,564	—	—	12,564
Equipment revenue	10,928	—	—	10,928
Other revenue	5,574	1,812	—	7,386

Total revenue	590,829	17,007	—	607,836
Operating expenses (excludes depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	19,615	354	(1,310)	18,659
Programming and content	72,102	17,701	(2,096)	87,707
Revenue share and royalties	95,831	21,840	—	117,671
Customer service and billing	58,833	126	(905)	58,054
Cost of equipment	8,051	—	—	8,051
Sales and marketing	48,693	3,173	(3,256)	48,610
Subscriber acquisition costs	67,651	13,337	—	80,988
General and administrative	66,716	406	(21,368)	45,754
Engineering, design and development	11,944	247	(2,068)	10,123
Depreciation and amortization	77,158	(31,040)	—	46,118
Share-based payment expense	—	—	31,003	31,003
Restructuring, impairments and related costs	27,000	—	—	27,000

Total operating expenses	553,594	26,144	—	579,738

Income (loss) from operations	37,235	(9,137)	—	28,098
Other income (expense)
Interest and investment income	901	—	—	901
Interest expense, net of amounts capitalized	(95,794)	(4,785)	—	(100,579)
Loss on extinguishment of debt and credit facilities, net	(107,756)	—	—	(107,756)
Gain on investments	8,422	—	—	8,422
Other (expense) income	749	—	—	749

Total other expense	(193,478)	(4,785)	—	(198,263)

Loss before income taxes	(156,243)	(13,922)	—	(170,165)
Income tax expense	(1,115)	—	—	(1,115)

Net loss	$(157,358)	$(13,922)	$—	$(171,280)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$1,177	$133	$—	$1,310
Programming and content	1,891	205	—	2,096
Customer service and billing	779	126	—	905
Sales and marketing	3,072	184	—	3,256
Subscriber acquisition costs	—	—	—	—
General and administrative	20,961	407	—	21,368
Engineering, design and development	1,821	247	—	2,068

Total share-based payment expense	$29,701	$1,302	$—	$31,003

	Unaudited For the Three Months Ended June 30, 2008

	As Reported	Predecessor Financial Information	Allocation of Share-based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$266,518	$291,772	$—	$558,290
Advertising revenue, net of agency fees	8,332	10,432	—	18,764
Equipment revenue	7,956	7,491	—	15,447
Other revenue	211	8,340	—	8,551

Total revenue	283,017	318,035	—	601,052
Operating expenses (excludes depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	7,451	19,780	(1,764)	25,467
Programming and content	55,247	49,604	(2,980)	101,871
Revenue share and royalties	49,723	73,586	—	123,309
Customer service and billing	22,865	36,388	(1,017)	58,236
Cost of equipment	6,647	9,055	—	15,702
Sales and marketing	49,133	59,280	(5,087)	103,326
Subscriber acquisition costs	81,392	69,193	—	150,585
General and administrative	42,467	42,015	(16,502)	67,980
Engineering, design and development	9,028	9,414	(2,748)	15,694
Depreciation and amortization	27,113	32,438	—	59,551
Share-based payment expense	—	—	30,098	30,098

Total operating expenses	351,066	400,753	—	751,819

Loss from operations	(68,049)	(82,718)	—	(150,767)
Other income (expense)
Interest and investment income	1,425	743	—	2,168
Interest expense, net of amounts capitalized	(16,745)	(30,480)	—	(47,225)
Loss on extinguishment of debt and credit facilities, net	—	—	—	—
Loss on investments	—	(4,373)	—	(4,373)
Other (expense) income	13	(2,071)	—	(2,058)

Total other expense	(15,307)	(36,181)	—	(51,488)

Loss before income taxes	(83,356)	(118,899)	—	(202,255)
Income tax expense	(543)	(673)	—	(1,216)

Net loss	$(83,899)	$(119,572)	$—	$(203,471)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$759	$1,005	$—	$1,764
Programming and content	1,160	1,820	—	2,980
Customer service and billing	265	752	—	1,017
Sales and marketing	2,464	2,623	—	5,087
Subscriber acquisition costs	—	—	—	—
General and administrative	11,457	5,045	—	16,502
Engineering, design and development	1,046	1,702	—	2,748

Total share-based payment expense	$17,151	$12,947	$—	$30,098

	Unaudited For the Six Months Ended June 30, 2009

	As Reported	Purchase Price Accounting Adjustments	Allocation of Share- based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$1,121,151	$31,883	$—	$1,153,034
Advertising revenue, net of agency fees	24,869	—	—	24,869
Equipment revenue	20,837	—	—	20,837
Other revenue	10,951	3,626	—	14,577

Total revenue	1,177,808	35,509	—	1,213,317
Operating expenses (excludes depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	39,894	681	(2,174)	38,401
Programming and content	152,511	36,592	(4,717)	184,386
Revenue share and royalties	196,297	42,635	—	238,932
Customer service and billing	119,041	243	(1,561)	117,723
Cost of equipment	16,044	—	—	16,044
Sales and marketing	100,116	6,831	(7,735)	99,212
Subscriber acquisition costs	140,719	23,979	—	164,698
General and administrative	126,031	878	(32,578)	94,331
Engineering, design and development	21,723	548	(3,736)	18,535
Depreciation and amortization	159,524	(61,925)	—	97,599
Share-based payment expense	—	—	52,501	52,501
Restructuring, impairments and related costs	27,614	—	—	27,614

Total operating expenses	1,099,514	50,462	—	1,149,976

Income (loss) from operations	78,294	(14,953)	—	63,341
Other income (expense)
Interest and investment income	1,641	—	—	1,641
Interest expense, net of amounts capitalized	(161,535)	(11,435)	—	(172,970)
Loss on extinguishment of debt and credit facilities, net	(125,713)	—	—	(125,713)
Gain on investments	516	—	—	516
Other (expense) income	1,259	—	—	1,259

Total other expense	(283,832)	(11,435)	—	(295,267)

Loss before income taxes	(205,538)	(26,388)	—	(231,926)
Income tax expense	(2,229)	—	—	(2,229)

Net loss	$(207,767)	$(26,388)	$—	$(234,155)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$1,934	$240	$—	$2,174
Programming and content	4,381	336	—	4,717
Customer service and billing	1,318	243	—	1,561
Sales and marketing	7,358	377	—	7,735
Subscriber acquisition costs	—	—	—	—
General and administrative	31,699	879	—	32,578
Engineering, design and development	3,188	548	—	3,736

Total share-based payment expense	$49,878	$2,623	$—	$52,501

	Unaudited For the Six Months Ended June 30, 2008

	As Reported	Predecessor Financial Information	Allocation of Share-based Payment Expense	Pro Forma

Revenue:
Subscriber revenue, including effects of rebates	$522,158	$575,187	$—	$1,097,345
Advertising revenue, net of agency fees	16,740	19,550	—	36,290
Equipment revenue	14,019	11,812	—	25,831
Other revenue	450	19,941	—	20,391

Total revenue	553,367	626,490	—	1,179,857
Operating expenses (excludes depreciation and amortization shown separately below) (1)
Cost of services:
Satellite and transmission	15,275	39,922	(3,995)	51,202
Programming and content	116,939	101,166	(8,312)	209,793
Revenue share and royalties	92,043	142,408	—	234,451
Customer service and billing	49,786	70,698	(2,182)	118,302
Cost of equipment	14,234	17,606	—	31,840
Sales and marketing	87,598	108,786	(13,981)	182,403
Subscriber acquisition costs	171,216	140,717	(14)	311,919
General and administrative	91,246	83,235	(35,021)	139,460
Engineering, design and development	17,684	20,435	(6,359)	31,760
Depreciation and amortization	54,019	77,921	—	131,940
Share-based payment expense	—	—	69,864	69,864

Total operating expenses	710,040	802,894	—	1,512,934

Loss from operations	(156,673)	(176,404)	—	(333,077)
Other income (expense)
Interest and investment income	4,227	2,419	—	6,646
Interest expense, net of amounts capitalized	(34,421)	(59,807)	—	(94,228)
Loss on extinguishment of debt and credit facilities, net	—	—	—	—
Loss on investments	—	(8,550)	—	(8,550)
Other (expense) income	(64)	(5,495)	—	(5,559)

Total other expense	(30,258)	(71,433)	—	(101,691)

Loss before income taxes	(186,931)	(247,837)	—	(434,768)
Income tax expense	(1,086)	(1,004)	—	(2,090)

Net loss	$(188,017)	$(248,841)	$—	$(436,858)

(1) Amounts related to share-based payment expense included in operating expenses were as follows:

Satellite and transmission	$1,555	$2,440	$—	$3,995
Programming and content	3,949	4,363	—	8,312
Customer service and billing	541	1,641	—	2,182
Sales and marketing	7,704	6,277	—	13,981
Subscriber acquisition costs	14	—	—	14
General and administrative	23,455	11,566	—	35,021
Engineering, design and development	2,195	4,164	—	6,359

Total share-based payment expense	$39,413	$30,451	$—	$69,864

(10)

The following table reconciles our GAAP Net loss attributable to common stockholders to our non-GAAP Net loss before preferred stock beneficial conversion feature and Net loss before preferred stock beneficial conversion feature per common share (basic and diluted).

	For the Six Months Ended June 30,

(in thousands, except per share data)	2009	2008

Net loss attributable to common stockholders	$(393,955)	$(188,017)
Less: Preferred stock beneficial conversion feature	(186,188)	—

Net loss before preferred stock beneficial conversion feature	$(207,767)	$(188,017)

Net loss before preferred stock beneficial conversion feature per common share (basic and diluted)	$(0.06)	$(0.13)

Weighted average common shares outstanding (basic and diluted)	3,555,489	1,487,610

####

About SIRIUS XM Radio

SIRIUS XM Radio is America’s satellite radio company delivering to subscribers commercial-free music channels, premier sports, news, talk, entertainment, and traffic and weather.

SIRIUS XM Radio has content relationships with an array of personalities and artists, including Howard Stern, Martha Stewart, Oprah Winfrey, Jimmy Buffett, Jamie Foxx, Barbara Walters, Opie & Anthony, Bubba the Love Sponge®, The Grateful Dead, Willie Nelson, Bob Dylan, Tom Petty, and Bob Edwards. SIRIUS XM Radio is the leader in sports programming as the Official Satellite Radio Partner of the NFL, Major League Baseball®, NASCAR®, NBA, NHL®, and PGA TOUR®, and broadcasts major college sports.

SIRIUS XM Radio has arrangements with every major automaker. SIRIUS XM Radio products are available at shop.sirius.com and shop.xmradio.com, and at retail locations nationwide, including Best Buy, RadioShack, Target, Sam’s Club, and Wal-Mart.

SIRIUS XM Radio also offers SIRIUS Backseat TV, the first ever live in-vehicle rear seat entertainment featuring Nickelodeon, Disney Channel and Cartoon Network; XM NavTraffic® service for GPS navigation systems delivers real-time traffic information, including accidents and road construction, for more than 80 North American markets.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving SIRIUS and XM, including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “ are expected to,” “anticipate,” “believe,” “plan,” “estimate,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of SIRIUS’ and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of SIRIUS and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: our substantial indebtedness; the businesses of SIRIUS and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; the useful life of our satellites; our dependence upon automakers and other third parties; our competitive position versus other forms of audio and video entertainment; and general economic conditions. Additional factors that could cause SIRIUS’ and XM’s results to differ materially from those described in the forward-looking statements can be found in SIRIUS’ Annual Report on Form 10-K for the year ended December 31, 2008 and XM’s Annual Report on Form 10-K for the year ended December 31, 2008, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and SIRIUS and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E-SIRI

Contact Information for Investors and Financial Media:

Paul Blalock
SIRIUS XM Radio
212 584 5174
paul.blalock@siriusxm.com

Patrick Reilly
SIRIUS XM Radio
212 901 6646
patrick.reilly@siriusxm.com

Hooper Stevens
SIRIUS XM Radio
212 901 6718
hooper.stevens@siriusxm.com